UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-08432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Form 8-K/A amends and supplements the Current Report on Form 8-K filed on January 22, 2010 (the “Original 8-K”) by Mesa Offshore Trust to correct the following information in the press release contained in Exhibit 99.1 to the Original 8-K: (1) the record date for Trust income distributions for January 2010, and (2) the date as of which approximate expenses of $5.3 million was reported.  An amended version of Exhibit 99.1 with the corrected information is attached hereto.  Reference should be made hereafter to the press release attached hereto as Exhibit 99.1.

Item 2.02  Results of Operation and Financial Condition.

On January 26, 2010, Mesa Offshore Trust issued a corrected press release announcing Mesa Offshore Trust’s royalty income, income distribution and trust expenses for the month of January 2010.  A copy of the corrected press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K, the corrected press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1            Mesa Offshore Trust Press Release dated January 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Offshore Trust

	By:	JPMorgan Chase Bank, N.A.,
as Trustee for Mesa Offshore Trust

Date: January 26, 2010	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President
The Bank of New York Mellon Trust Company, N.A., as attorney-in-fact for the Trustee

EXHIBIT INDEX

Exhibit	Description

99.1	Mesa Offshore Trust Press Release dated January 26, 2010.